Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of Local.com Corporation pertaining to the 2011 Omnibus Incentive Plan, of our report dated March 16, 2011, relating to the financial statements and the effectiveness of internal control over financial reporting of Local.com Corporation, appearing in the Annual Report on Form 10-K/A of Local.com Corporation for the year ended December 31, 2010.
HASKELL & WHITE LLP
Irvine, California
August 1, 2011